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                     U.S. Securities and Exchange Commission
                             Washington, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 15, 1999

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)



         Delaware                    33-37203-D                84-1148210
(State or other jurisdiction      (Commission File            (IRS Employer
     of Incorporation)                Number)             Identification Number)



     100 Park Avenue, New York, NY                                      10017
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code, (212) 376-8800


                                 FI-TEK V, INC.
                          5330 East 17th Avenue Parkway
                             Denver, Colorado 80220
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On November 14, 1999, Laidlaw Global Corporation (the "Company") announced the realignment of its management. Larry D. Horner resigned from his position of Chairman of the Board of Directors and Chief Executive Officer of the Company and will continue to serve as a member of the Board of the Directors of the Company and in a consulting capacity as a Chairman Emeritus.

     Anastasio Carayannis, a member of the Board of Directors and the President and Chief Operating Officer since June 8, 1999 has been appointed the Company's Chairman of the Board of Directors and Chief Executive Officer.

     Roger Bendelac, a member of the Board of Directors and Executive Vice President, Chief Financial Officer and Secretary since June 8, 1999 has replaced Mr. Carayannis as the Company's President and Chief Operating Officer. Mr. Bendelac will continue to serve on the Company's Board of Directors and as Chief Financial Officer and Secretary.

     Daniel Bendelac, a member of the Board of Directors since June 8, 1999 has been appointed Vice-Chairman and Executive Director of the Board of Directors.

     As a result of the realignment of management described herewith, the Company's current management structure is as follows:

     Name:                         Title:
     ----                          -----

     Anastasio Carayannis          Chairman of the Board and Chief Executive
                                   Officer

     Roger Bendelac                President, Chief Operating Officer, Chief
                                   Financial Officer, Secretary and Director

     Daniel Bendelac               Vice-Chairman and Executive Director of the
                                   Board

     Larry D. Horner               Chairman Emeritus and Director

     Billimac C. Bradley           Director

     Jean-Marc Beaujolin           Director

     Robert K. F. Ma               Director

     John P. O'Shea                Director


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LAIDLAW GLOBAL CORPORATION

December 21, 1999                           By: /s/ Roger Bendelac
                                                ----------------------
                                                Roger Bendelac,
                                                President